Exhibit 99.1

For information contact:

Mary Beth Higgins Herbst Gaming (702) 740-4576

HERBST GAMING, INC. ANNOUNCES COMPLETION OF $170,000,000 SENIOR
SUBORDINATED NOTES OFFERING

LAS VEGAS, NEVADA – NOVEMBER 22, 2004 – Herbst Gaming, Inc. announced today that it has completed an offering of $170,000,000 of 7% Senior Subordinated Notes due 2014 (the “Notes”) in a private placement transaction.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the Notes.  The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements of the Securities Act.